                                                                    Exhibit 10.3

                        AIR PRODUCTS AND CHEMICALS, INC.

                           SUPPLEMENTARY SAVINGS PLAN

             As Amended and Restated Effective as of April 1, 1998

                Reflecting Amendments through September 30, 2002

                        AIR PRODUCTS AND CHEMICALS, INC.
                           SUPPLEMENTARY SAVINGS PLAN

                                TABLE OF CONTENTS

ARTICLE AND
SECTION
NUMBER(S)                                            TITLE                                           PAGE
---------                                            -----                                           ----
                           PREAMBLE ................................................................    1

ARTICLE 1                  PURPOSE OF THE PLAN .....................................................    2

      Section 1.1          Purpose .................................................................    2

ARTICLE 2                  DEFINITIONS .............................................................    3

      Section 2.1          Definitions .............................................................    3
                           (a) Annual Incentive Plan ...............................................    3
                           (b) Annual Salary .......................................................    3
                           (c) Beneficiary .........................................................    4
                           (d) Board ...............................................................    4
                           (e) Cash Savings Account ................................................    5
                           (f) Code ................................................................    5
                           (g) Committee ...........................................................    5
                           (h) Common Stock ........................................................    5
                           (i) Company .............................................................    5
                           (j) Company Matching Contributions ......................................    5
                           (k) Company Stock Account ...............................................    5
                           (l) Deferral Election ...................................................    5
                           (m) Distribution Event ..................................................    5
                           (n) Effective Date ......................................................    6
                           (o) Elective Deferrals ..................................................    6
                           (p) Employee ............................................................    6
                           (q) Employee Contributions ..............................................    6
                           (r) Employer ............................................................    6
                           (s) ERISA ...............................................................    6
                           (t) Matching Credits ....................................................    7
                           (u) Participant .........................................................    7
                           (v) Plan ................................................................    7
                           (w) Plan Administrator ..................................................    7
                           (x) Plan Year ...........................................................    7
                           (y) Savings Plan ........................................................    7
                           (z) Supplementary Savings Account .......................................    8
                           (aa)Tax Limitations .....................................................    8

      Section 2.2          Gender and Number .......................................................    8

                                       i
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
ARTICLE 3                  PARTICIPATION AND DEFERRAL ELECTIONS ....................................    9

      Section 3.1          Participation ...........................................................    9
      Section 3.2          Deferral Elections ......................................................   10

ARTICLE 4                  ACCOUNTING AND VALUATION ................................................   12

      Section 4.1          Accounting for Elective Deferrals, Matching Credits, and Earnings .......   12
      Section 4.2          Company Stock Account ...................................................   13
      Section 4.3          Statements to Participants ..............................................   14

ARTICLE 5                  VESTING AND DISTRIBUTION ................................................   15

      Section 5.1          Vesting .................................................................   15
      Section 5.2          Eligibility for Distribution ............................................   15
                           (a) Distribution Event ..................................................   15
                           (b) Death ...............................................................   15
                           (c) Tax Withholding .....................................................   15
      Section 5.3          Form of Payment and Commencement Of Distribution to Participants ........   16
                           (a) Form and Manner of Payment to a Participant .........................   16
                           (b) Distribution to a Participant .......................................   16
                           (c) Electing and Changing the Form or Time of Commencement ..............   17
                           (d) Cash Out of Small Accounts ..........................................   18

ARTICLE 6                  ADMINISTRATION ..........................................................   19

      Section 6.1          Plan Administration and Interpretation ..................................   19
      Section 6.2          Claim and Appeal Procedure ..............................................   19
                           (a) Claim Procedure .....................................................   19
                           (b) Appeal Procedure ....................................................   20

ARTICLE 7                  FUNDING .................................................................   22

      Section 7.1          Benefits Unfunded .......................................................   22
      Section 7.2          Non-qualified Plan ......................................................   22
      Section 7.3          ERISA ...................................................................   22

ARTICLE 8                  AMENDMENT AND TERMINATION ...............................................   24

      Section 8.1          Amendment and Termination ...............................................   24

ARTICLE 9                  GENERAL PROVISIONS ......................................................   25

      Section 9.1          Non-alienation of Benefits ..............................................   25
      Section 9.2          Contractual Obligations .................................................   25
      Section 9.3          No Employment Rights ....................................................   26
      Section 9.4          Minor or Incompetent ....................................................   26
      Section 9.5          Unclaimed Amounts .......................................................   26
      Section 9.6          Payee Unknown ...........................................................   27
      Section 9.7          Illegal or Invalid Provision ............................................   27
      Section 9.8          Governing Law and Headings ..............................................   27
      Section 9.9          Liability Limitation ....................................................   27
      Section 9.10         Notices .................................................................   28
      Section 9.11         Entire Agreement ........................................................   28
      Section 9.12         Binding Effect ..........................................................   28

                                       ii
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
ARTICLE AND
SECTION
NUMBER(S)                                            TITLE                                           PAGE
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


                        AIR PRODUCTS AND CHEMICALS, INC.
                           SUPPLEMENTARY SAVINGS PLAN
             As Amended and Restated Effective as of April 1, 1998
                Reflecting Amendments through September 30, 2002

                                    Preamble

         WHEREAS, Air Products and Chemicals, Inc. (the "Company") established effective October 1, 1983, a nonqualified savings plan (the "Plan") for employees whose participation in the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan ("the Savings Plan") is limited (as defined herein) due to provisions of the Internal Revenue Code (the "Code"), which Plan was thereafter amended and restated effective as of January 1, 1987 and October 1, 1989; and

         WHEREAS, the Company now wishes to restate the Plan, effective as of April 1, 1998, to clarify certain provisions, to add language to make the Plan conform more closely to the terms of the Savings Plan, to delete outdated references, and to incorporate amendments made through September 30, 2002;

         NOW, THEREFORE, the Air Products and Chemicals, Inc. Supplementary Savings Plan is hereby amended and restated effective as of April 1, 1998, as set forth herein. The rights and benefits, if any, of a former participant shall be determined in accordance with the provisions of the Plan in effect on the date of his or her separation from service with the Company and all Employers.

                                    ARTICLE 1

                               PURPOSE OF THE PLAN

         SECTION 1.1 PURPOSE. This Plan is a non-qualified, unfunded employee benefit plan which was established to permit participants in the Savings Plan whose participation therein is limited by Code Sections 401(a), 415, 402(g) or 401(a)(17), or administrative procedures adopted by the Savings Plan Administrator to comply with such Code sections, (collectively, the "Tax Limitations") to obtain certain benefits which would have been available under the Savings Plan had such Tax Limitations not applied. The Plan thereby supplements the benefits payable to such participants under the Savings Plan.

                                    ARTICLE 2

                                   DEFINITIONS

         SECTION 2.1 DEFINITIONS. Except as specifically provided herein, all capitalized terms shall have the meaning provided in the Savings Plan. As used herein, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

         (a) "ANNUAL INCENTIVE PLAN" shall mean the Air Products and Chemicals, Inc. 1997 Annual Incentive Plan adopted by the stockholders, as amended from time to time.

         (b) "ANNUAL SALARY" shall mean the total annual salary of an Employee which would be payable by the Company or an Employer if the Employee made no Deferral Election under the Plan or any similar deferral election under the Savings Plan or other deferred compensation or cafeteria plan, excluding:

                  (1) Discretionary bonuses or grants, including, without limitation, awards under the Annual Incentive Plan, income howsoever derived from the granting of stock options or other stock awards, scholastic aid, or payments and awards for suggestions and patentable inventions, other merit awards, expense allowances, and noncash compensation (including imputed income);

                  (2) Matching Credits under this Plan and Company Matching Contributions under the Savings Plan; accruals or distributions under the Savings Plan and this Plan; and payments, accruals, and distributions under any severance or incentive plan or other retirement, pension, or profit-sharing plan of the Company or an Employer;

                  (3) Overtime payments, shift premium payments, commissions, mileage, and payments in lieu of vacation by the Company or an Employer; and

                  (4) All supplemental compensation from the Company or an Employer for domestic and overseas assignments, including without limitation, premium pay, cost of living and relocation allowances, mortgage interest allowances and forgiveness, tax-equalization payments, and other emoluments of such service.

         (c) "BENEFICIARY" shall mean the person(s), trust(s), or other recipient(s) who would be entitled to receive the balance of a Participant's accounts, if any, under the Savings Plan following the Participant's death unless the Participant designates in writing, on a form supplied by the Plan Administrator, different person(s), trust(s), or other recipient(s) to receive the balance of the Participant's Supplementary Savings Account in the event of such Participant's death and such designated Beneficiary survives the Participant. Any such designation may be revoked or changed by the Participant at any time and from time to time prior to death without the consent of any prior Beneficiary, except as provided in the next sentence. The designation of a person other than the Participant's spouse as Beneficiary shall be ineffective unless made with the consent of the Participant's spouse under the same terms and conditions which are applicable to such designations of beneficiaries under the Savings Plan.

         (d) "BOARD" shall mean the board of directors of the Company or the Management Development and Compensation Committee of the board of directors of the Company or another committee thereof duly appointed by such Board to exercise and carry out the authority and responsibilities of the Board under the Plan.

         (e) "CASH SAVINGS ACCOUNT" shall mean a Participant's sub-account to which dollar denominated amounts are credited as described in Section 4.1 below.

         (f) "CHANGE IN CONTROL" shall mean the first to occur of any one of the events described below:

                  (i) Stock Acquisition. Any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act"), other than the Company or a corporation whose outstanding stock entitled to vote is owned in the majority, directly or indirectly, by the Company, or a trustee of an employee benefit plan sponsored solely by the Company and/or such a corporation, is or becomes, other than by purchase from the Company or such a corporation, the "beneficial owner" (as such term is define in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities. Such a Change in Control shall be deemed to have occurred on the first to occur of the date securities are first purchased by a tender or exchange offeror, the date on which the Company first learns of acquisition of 20% of such securities, or the later of the effective date of an agreement for the merger, consolidation or other reorganization of the Company or the date of approval thereof by a majority of the Company's shareholders, as the case may be.

                  (ii) Change in Board. During any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Such a Change in Control shall be deemed to have occurred on the date upon which the requisite majority of directors fail to be elected by the shareholders of the Company.

                  (iii) Other Events. Any other event or series of events which, not withstanding any other provision of this definition, is determined, by a majority of the outside members of the Board serving in office at the time such event or events occur, to constitute a change in control of the Company for purposes of this Plan. Such a Change in Control shall be deemed to have occurred on the date of such determination or on such other date as such majority of outside members of the Board shall specify.

         (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (h) "COMMITTEE" shall mean the Committee designated in accordance with the provisions of Article 6 hereof to administer the Plan.

         (I) "COMMON STOCK" shall mean common stock of the Company.

         (j) "COMPANY" shall mean Air Products and Chemicals, Inc. and any successor thereto by merger, purchase, or otherwise.

         (k) "COMPANY MATCHING CONTRIBUTIONS" shall mean Company Matching Contributions made on behalf of a Participant under, and as defined in, the Savings Plan.

         (l) "COMPANY STOCK ACCOUNT" shall mean a Participant's sub-account to which company stock units are credited as described in Section 4.2 below.

         (m) "DEFERRAL ELECTION" shall mean an election made by an Employee described in Section 3.2.

         (n) "DISTRIBUTION EVENT" shall mean an event other than death pursuant to which a Participant can become entitled to receive a distribution under the Savings Plan, as determined under Section 2.19 of the Savings Plan or any successor provision thereto.

         (o) "EFFECTIVE DATE" shall mean, as to the Company, April 1, 1998; and as to any other Employer, the later of April 1, 1998 or the date as of which the Savings Plan initially becomes effective for Employees of the Employer.

         (p) "ELECTIVE DEFERRALS" shall mean the deferrals under the Plan of all or a portion of each periodic installment of a Participant's Annual Salary pursuant to the Participant's Deferral Election.

         (q) "EMPLOYEE" shall mean any person designated by the Plan Administrator who is in the employ of the Company or an Employer, who is a member of a select group of management or highly compensated employees of the Company or an Employer, who participates in or who is eligible to participate in the Savings Plan, and whose participation in the Savings Plan is limited by the Tax Limitations. The Plan Administrator will make the determination of who is an Employee in his sole discretion, and an employee will be notified by the Plan Administrator of his status as an Employee hereunder. Notwithstanding the above, on or after August 1, 2001, Employee shall mean any employee of the Company or an Employer who is a participant in the Annual Incentive Plan.

         (r) "EMPLOYEE CONTRIBUTIONS" shall mean Before-Tax Contributions and After-Tax Contributions to the Savings Plan.

         (s) "EMPLOYER" shall mean each subsidiary of the Company, some or all of whose employees are participants in the Savings Plan, either collectively, or separately as to its Employees, as the context requires.

         (t) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         (u) "MATCHING CREDITS" shall mean the amounts credited to a Participant's Supplementary Savings Account as of the last day of each calendar month pursuant to Section 4.1(b) representing Company Matching Contributions that would have been made to the Savings Plan on Participant's behalf if the Participant's participation in the Savings Plan were not limited.

         (v) "PARTICIPANT" shall mean an Employee who is either (a) making Elective Deferrals under the Plan, or (b) is not making Elective Deferrals but has a balance in his Supplementary Savings Account.

         (w) "PLAN" shall mean the Air Products and Chemicals, Inc. Supplementary Savings Plan, as set forth herein and as amended and in effect from time to time hereafter.

         (x) "PLAN ADMINISTRATOR" shall mean the Director of Compensation and Benefits of the Company, or any successor to such position and any person to whom the Plan Administrator delegates any of his responsibilities hereunder with respect to such delegated responsibilities.

         (y) "PLAN YEAR" shall mean the twelve-month period beginning on October 1 of each calendar year and ending on September 30 of the following calendar year. A Plan Year shall be designated according to the calendar year in which such Plan Year ends (e.g., the 1998 Plan Year refers to the Plan Year beginning on October 1, 1997 and ending on September 30, 1998).

         (z) "SAVINGS PLAN" shall mean the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan, as in effect on the Effective Date and as amended and in effect from time to time thereafter.

         (aa) "SUPPLEMENTARY SAVINGS ACCOUNT" shall mean the account established for a Participant pursuant to Section 4.1 and maintained under the Plan to record the Elective Deferrals and Matching Credits, and the change in value thereof, and distributions therefrom, as provided in Article 4.

         (bb) "TAX LIMITATIONS" shall mean Code sections identified in Section
1.1 and the Savings Plan provisions and administrative procedures adopted by the Plan Administrator to ensure compliance of the Savings Plan with such Code sections.

         SECTION 2.2 GENDER AND NUMBER. Whenever used herein, the masculine pronoun shall include the feminine and vice versa. The singular shall include the plural and the plural shall include the singular whenever used herein, unless the context requires otherwise.

                                    ARTICLE 3

                      PARTICIPATION AND DEFERRAL ELECTIONS

         SECTION 3.1 PARTICIPATION.

         (a) Each person who was a Participant on the day before the Effective Date shall remain a Participant on and after the Effective Date, until such person ceases to be a Participant in accordance with paragraph (c) below.

         (b) An Employee who was not a Participant on the day before the Effective Date shall become a Participant in the Plan as of the first day of the calendar month after which he becomes an Employee; provided that a Deferral Election is completed and timely filed prior to that time in accordance with
Section 3.2. An Employee who does not become a Participant when he first becomes an Employee, as provided in the preceding sentence, can become a Participant as of the first day of any subsequent calendar month, provided that he is still an Employee and a Deferral Election is completed and timely filed prior to that time in accordance with Section 3.2. Notwithstanding the above, on or after August 1, 2001, an Employee who is not already a Participant shall become a Participant as of the first pay when he is an Employee that his Employee Contributions are stopped due to the Tax Limitations, provided that he does not decline participation as provided in Subsection 3.2(b) below.

         (c) An Employee who becomes a Participant shall continue to be a Participant until such time as his Supplementary Savings Account has been completely distributed to him or on his behalf.

         SECTION 3.2 DEFERRAL ELECTIONS.

         (a) Prior to August 1, 2001, an Employee may elect to participate in the Plan by making a Deferral Election in accordance with the following: The Employee may elect to defer a portion of each periodic installment of his Annual Salary which has not been earned, which portion may be expressed as a whole percentage of each such periodic installment or two different percentages of each such periodic installment applying respectively to Annual Salary over and under a certain level. The total percentage of Annual Salary deferred under the Plan may not exceed the difference between Employee Contributions made by the Participant under the Savings Plan for the Plan Year expressed as a percentage of the Participant's Annual Salary for the Plan Year, and the deferral percentage limit which is in effect for "highly compensated employees", as defined by Code Section 414(q), under the Savings Plan to maintain the Savings Plan's compliance with the anti-discrimination provisions of Code Section 401(k) applicable to Before-Tax Contributions, also referred to as the Actual Deferral Percentage Test.

                  A Deferral Election may be made, changed, or terminated with respect to the first periodic installment of Annual Salary earned in any calendar month, provided that the Employee notifies the Plan Administrator no later than the 15th day of the preceding calendar month. Any Deferral Election which is made, changed, or terminated will apply only with respect to Annual Salary not yet earned by the Employee. An Employee's Deferral Election remains in effect until changed or terminated by the Employee or until he no longer is an Employee. An Employee's Deferral Election shall be made in such form and manner and at such times as determined by the Committee or the Plan Administrator.

         (b) After August 1, 2001, unless he or she elects not to make a Deferral Election, an Employee who cannot make Employee Contributions with respect to a periodic installment of his Annual Salary which has not yet been earned due to Tax Limitations will be deemed to have made a Deferral Election to defer from such periodic installment of his Annual Salary, an amount equal to a fixed whole percentage of such periodic installment of Annual Salary, which percentage shall equal the percentage of Annual Salary the Employee elected to make as Employee Contributions to the Savings Plan in his most recent Deferral Election under
Section 3.02 of the Savings Plan; provided that such percentage may not exceed 8% prior to January 1, 2002 and 16% thereafter.

                  An Employee's Deferral Election which is deemed to be made in accordance with the preceding paragraph may be changed or terminated with respect to the first periodic installment of Annual Salary earned in any month provided that the Employee notifies the Plan Administrator no later than the 15th day of the prior month. An Employee may also elect to decline deferring Annual Salary. Such an election shall be made in the form or manner determined by the Plan Administrator.

         (c) Each Employee who becomes a Participant for the first time by making a Deferral Election in accordance with (a) or (b) above shall provide the Plan Administrator with a designation as to the form of distribution and time of distribution from the available options described in Section 5.3. Annual Salary which is deferred pursuant to a Deferral Election will not be paid at the time it is earned but will be credited to the Participant's Supplementary Savings Account as provided in Section 4.1 and may be distributed only in accordance with Article 5.

                                ARTICLE 4

                            ACCOUNTING AND VALUATION

         SECTION 4.1 ACCOUNTING FOR ELECTIVE DEFERRALS, MATCHING CREDITS, AND EARNINGS.

         (a) A Supplementary Savings Account will be established and maintained for each Participant on the financial books and records of the Company or the Employer with respect to its Employees who are Participants, as a liability to the Participant. Each Participant's Supplementary Savings Account shall consist of two sub-accounts, a Cash Savings Account and a Company Stock Account.

         (b) As of the last day of each calendar month, a Participant's Cash Savings Account will be credited with the amount of the Participant's Elective Deferrals for such month. Effective October 1, 1994, a Participant's Cash Savings Account will be credited as of the last day of the calendar month with a Matching Credit equal to the Company Matching Contribution that would have been made under the Savings Plan on account of the Participant's Elective Deferrals for the calendar month if the Elective Deferrals had been Employee Contributions made under the Savings Plan. Prior to August 1, 2001, the Matching Credit shall be calculated as if the Participant had first made all allowable Employee Contributions which are Matched Contributions under the Savings Plan.

         (c) A Participant's Cash Savings Account will be credited with interest on the balance quarterly at the Moody's A-rated long-term industrial bond average rate, unless the Committee determines that a different interest rate shall be used. In the event a different interest rate is determined to be used, which results in a lower return to the Participant, it shall begin to apply as of a date on or following the date of such determination.

         SECTION 4.2 COMPANY STOCK ACCOUNT.

         (a) Effective January 1, 2000, while he or she is employed by the Company or an Employer, a Participant may elect, at the times and in the manner determined by the Plan Administrator, to have all or a portion of the amount credited to his or her Cash Savings Account transferred to a Company Stock Account which is a sub-account deemed to be invested in Common Stock. The Participant's Company Stock Account shall be credited with that number of whole units obtained by dividing the amount he or she elects to transfer from his or her Cash Savings Account by the fair market value of a share of Common Stock on the date credited (with the units thus calculated herein referred to as "company stock units"). Any excess shall remain credited to the Participant's Cash Savings Account. For purposes of the Plan, the fair market value of a share of Common Stock on any date shall be equal to the closing sales price on the New York Stock Exchange, as reported on the composite transaction tape, for such date, or, if no sales were quoted on such date, on the most recent preceding date on which sales were quoted. Amounts credited to the Company Stock Account may not be converted back to the Cash Savings Account.

         (b) Following the declaration of a cash dividend on the Common Stock, each Participant who has a Company Stock Account shall be credited with an amount equal to the cash dividends ("Dividend Equivalents") which would have been paid if the company stock units credited to such Account on the record date for such dividend had been issued and outstanding shares of Common Stock. Such Dividend Equivalents shall be credited to such Participant's Cash Savings Account effective no later than the last day of the fiscal quarter in which the payment date for such dividend occurred and shall therein accumulate interest as provided in paragraph 4.1(c) above.

         (c) Following the declaration of a dividend payable in Common Stock, a Participant's Company Stock Account shall be credited with additional company stock units equivalent to the number of shares of Common Stock which would have been delivered if the company stock units credited to such Account on the record date for such dividend had been issued and outstanding shares of Common Stock. Such additional company stock units shall be credited to each Participant's Company Stock Account effective no later than the last day of the fiscal quarter in which the payment date for such dividend occurred.

         SECTION 4.3 STATEMENTS TO PARTICIPANTS. The Plan Administrator shall maintain such books and records as he deems necessary to administer the Plan and shall be responsible for determining the balance in the Participants' Supplementary Savings Accounts from time to time. Participants shall receive a statement at least once during each Plan Year which shows the balance in their Supplementary Savings Account.

                                    ARTICLE 5

                            VESTING AND DISTRIBUTION

         SECTION 5.1 VESTING. A Participant's Supplementary Savings Account is 100% vested at all times.

         SECTION 5.2 ELIGIBILITY FOR DISTRIBUTION. No distributions will be made prior to a Participant's Distribution Event or death.

         (a) DISTRIBUTION EVENT. In the event of a Participant's Distribution Event, his Supplementary Savings Account shall be valued and distributed as provided in Section 5.3.

         (b) DEATH. In the event of a Participant's death prior to a Distribution Event, his Supplementary Savings Account shall be valued as of the last day of the Plan Year during which the Participant's death occurs and distributed to the Participant's Beneficiary as soon as practical thereafter. In the event of a Participant's death after a Distribution Event, the remaining amount due to the Participant shall be determined as of the last day of the Plan Year during which such Participant's death occurs and distributed to the Participant's Beneficiary as soon as practicable thereafter.

         (c) TAX WITHHOLDING. All distributions from the Plan shall be subject to Federal income and other tax withholding as required by applicable law.

         SECTION 5.3 FORM OF PAYMENT AND COMMENCEMENT OF DISTRIBUTION TO PARTICIPANTS.

         (a) FORM AND MANNER OF PAYMENT TO A PARTICIPANT. Amounts credited to a Participant's Cash Savings Account shall be distributed in cash. Amounts credited to Participant's Company Stock Account shall be distributed in whole shares of Common Stock equal to the number of company stock units credited thereto. Distribution of a Participant's Supplementary Savings Account to the Participant shall be in such of the following forms of payment as the Participant shall elect:

                  (1) LUMP SUM. A single lump sum payment.

                  (2) INSTALLMENTS. Substantially equal annual installments not to exceed ten (10), commencing in such year following the occurrence of a Distribution Event with respect to a Participant as is elected by the Participant; provided, however, that no payment shall be made more than ten (10) calendar years after such Distribution Event. Installment distributions shall be comprised of amounts from a Participant's Cash Savings Account and Company Stock Account in the proportion that the value of each such Account bears to the total value of the Participant's Supplementary Savings Account at the time of the distribution, rounded to eliminate fractional shares.

         (b) DISTRIBUTION TO A PARTICIPANT. Distribution to a Participant will be made or begin in the January following the occurrence of a Distribution Event with respect to the Participant, or in January of any subsequent year, in accordance with the Participant's election as to form and time of payout pursuant to subsection (c) below, which is effective as of the date of the Distribution Event or which becomes effective prior to the first scheduled payment under the election in effect at the time of Distribution Event. In the event no effective or potentially effective election exists as of the January following the occurrence of a Distribution Event, the Participant's entire Supplementary Savings Account shall be distributed in a single distribution. A Participant's Supplementary Savings Account will continue to be adjusted as provided in Article 4 until it is completely distributed. Except as otherwise provided herein, the amount of any distribution shall be determined based on the value of the Participant's Supplementary Savings Account as of the end of the month which precedes the month in which a distribution is to be made hereunder.

         (c) ELECTING AND CHANGING THE FORM OR TIME OF COMMENCEMENT. A Participant shall make an election with respect to form and time of payout of his or her Supplementary Savings Account as described in subsection(a) at the time of his or her initial Deferral Election which shall be immediately effective. While he or she is actively employed by the Company or one of its subsidiaries, a Participant may change his or her election in regard to the form and time of commencement of distributions from his or her Supplementary Savings Account, provided that such election is made in a form and manner satisfactory to the Committee. Such a change in election will be effective on the one-year anniversary of the date it is received by the Plan Administrator; provided that, in the event a Distribution Event with respect to such Participant occurs prior to the date an election becomes effective, the election shall not become effective if the first scheduled payment under the election in effect at the time of the Distribution Event is due prior to such one-year anniversary. Notwithstanding the preceding sentence, the initial change in election made by a Participant during fiscal year 1998 and on or after April 1, 1998, if any, shall be effective immediately. A change in election, when effective, shall supersede all prior elections and shall apply to the

Participant's entire Supplementary Savings Account, including all prior and future amounts credited thereto, until a later election becomes effective.

         (d) CASH OUT OF SMALL ACCOUNTS. Notwithstanding the above, if the value of a Participant's Supplementary Savings Account is $5000 or less as of the last day of the calendar year in which a Distribution Event occurs with respect to such Participant, his or her Supplementary Savings Account shall be distributed in its entirety in the January following the occurrence of such Distribution Event.

         SECTION 5.4 CHANGE IN CONTROL. Notwithstanding the above provisions of this Article 5, upon a Change in Control, and for a three-year period commencing on the date of the Change in Control, a Participant shall be entitled to elect an immediate lump sum payment of the total value of his or her Supplementary Savings Plan Account on the date of the Change in Control or, if greater, the date of the election. If an Employee elects an immediate distribution pursuant to this Section 5.4, it shall not affect his or her continued eligibility under the Plan; however, his or her Supplementary Savings Plan Account shall be reduced by the amount paid out.

                                    ARTICLE 6

                                 ADMINISTRATION

         SECTION 6.1 PLAN ADMINISTRATION AND INTERPRETATION. The Plan shall be administered by the Company's Employee Benefit Plan Committee or such other committee as is designated by the Board to administer the Savings Plan (referred to as the "Committee"). The Committee shall have full power and authority to administer the Plan and interpret the provisions of the Plan in a manner consistent with the interpretations of similar provisions in the Savings Plan as the context reasonably permits. The Committee's powers shall include, by way of illustration and not limitation, the discretionary authority and power to construe and interpret the Plan provisions, decide all questions of eligibility for benefits, and determine the amount, time, and manner of payments of any benefits and to authorize the payment of benefits hereunder, to the extent such powers have not been given to the Plan Administrator pursuant to Section 6.2 below or otherwise. The Committee may delegate, or appoint one or more individuals or committees to assist it in carrying out, its duties and responsibilities under the Plan and may adopt rules and regulations for the administration of the Plan and alter, amend, or revoke any rules or regulations so adopted. The decisions of the Committee or its delegates shall be final and binding on the Company, the Employers, the Employees, Participants, and Beneficiaries.

         SECTION 6.2 CLAIM AND APPEAL PROCEDURE.

         (a) CLAIM PROCEDURE. In the event of a claim by a Participant or a Participant's Beneficiary for or in respect of any benefit under the Plan or the method of payment thereof, such Participant or Beneficiary shall present the reason for his claim in writing to the Plan Administrator. The Plan Administrator shall, within ninety (90) days after the receipt of such written claim, send written notification to the Participant or Beneficiary as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event, however, shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

         In the event the claim is wholly or partially denied, the Plan Administrator's written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the Participant or Beneficiary may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with subsection (b) below.

         (b) APPEAL PROCEDURE. In the event a Participant or Beneficiary wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Committee within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in subsection (a) above). Such Participant or Beneficiary (or his duly authorized representative) may, upon written request to the Committee, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred and twenty (120) days after such receipt), the Committee shall notify the Participant or Beneficiary of its final decision. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The final decision shall be in writing and shall include: (i) specific reasons for the decision, written in a manner calculated to be understood by the claimant, and (ii) specific references to the pertinent Plan provisions on which the decision is based.

         (c) CHANGE IN CONTROL. Notwithstanding the above, upon a Change in Control, for the three-year period commencing on the date of the Change in Control, the Plan Administrator shall notify the Participant of the disposition of a claim under subsection (a) above, and the Committee shall notify the Participant of the decision on an appeal under subsection (b) above, within ten
(10) days of receipt of the claim or appeal, respectively.

                                    ARTICLE 7

                                     FUNDING

         SECTION 7.1 BENEFITS UNFUNDED. The Plan shall be unfunded. Neither the Company, an Employer, the Board, nor the Committee shall be required by the terms of the Plan to segregate any assets in connection with the Plan. Neither the Company, an Employer, the Board, nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability to any person with respect to benefits payable under the Plan shall be only a claim against the general assets of the Company or the Employer, whichever maintains the Participant's Supplementary Savings Account. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Company or an Employer.

         SECTION 7.2 NON-QUALIFIED PLAN. The Plan will not be qualified under the Code, and the Company and the Employers shall not be required to qualify the Plan.

         SECTION 7.3 ERISA. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company and the other Employers which qualifies for the exclusions from Title I of ERISA provided for in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. In the event that any regulatory or other body or court should determine that the Plan does not qualify for any such exclusion, then the Company may retroactively revise the eligibility criteria under the Plan so that it may qualify for the exclusion or take such other action it deems appropriate, and the Company and the Employers shall have no liability to those individuals who had been eligible for benefits under the Plan prior to such revision or action in excess of any amount credited to the individual's Supplementary Savings Account as of the effective date of any such action.

                                    ARTICLE 8

                            AMENDMENT AND TERMINATION

         SECTION 8.1 AMENDMENT AND TERMINATION. While the Company intends to maintain the Plan, the Company specifically reserves the right in the sole and unfettered discretion of the Board (or the Committee consistent with the Committee's authority therefor under the Savings Plan or delegations from the Board), at any time, to amend in whole or part any or all of the provisions of the Plan and to suspend and/or terminate the Plan for whatever reason it may deem appropriate; provided, however, that no such amendment, suspension, or termination shall reduce the benefits payable to or accrued by a Participant as of the date of such amendment, suspension, or termination, or eliminate the requirement to credit interest or Dividend Equivalents on the Participant's Cash Savings Account or Company Stock Account, respectively, except as provided in
Section 7.3. If the Plan is terminated, all Deferral Elections shall terminate automatically and all benefits previously accrued shall be payable at such times as otherwise provided herein.

                                    ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.1 NON-ALIENATION OF BENEFITS. Except as may be required by law, no benefit payable under the Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge, encumbrance, or charge whether voluntary or involuntary, including in respect of liability of a Participant or Beneficiary for alimony or other payments for the support of a spouse, former spouse, child, or other dependent, prior to actually being received by the Participant or Beneficiary under the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, garnish, pledge, encumber, or charge the same shall be void. No such benefits will in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. If any Participant or Beneficiary is adjudicated bankrupt or attempts or purports to anticipate, alienate, sell, transfer, assign, garnish, pledge, encumber, or charge any benefit or payment under the Plan voluntarily or involuntarily, the Committee, in its sole discretion, shall have the authority to cause the same or any part thereof then payable to be held or applied to or for the benefit of such Participant, Beneficiary, spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Committee shall determine.

         SECTION 9.2 CONTRACTUAL OBLIGATIONS. Notwithstanding Section 7.1 hereof, the Company and each Employer hereby makes a contractual commitment to pay the benefits theretofore accrued in respect of each Participant who is an Employee or former Employee of the Company or such Employer, respectively, under the Plan at such times as such benefits are payable under the terms of the Plan. However, neither the Company nor any Employer nor the Plan gives the Participant or any Beneficiary any beneficial ownership interest in any assets of the Company or any Employer. A Participant's rights under the Plan are limited to the right to receive a distribution of the value of his Supplementary Savings Account in accordance with Article 5, which right is that of an unsecured general creditor of the Company or the Employer, as applicable.

         SECTION 9.3 NO EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as a contract of employment between the Company or an Employer and any Employee, or as a guarantee or right of any Employee to future or continued employment with the Company or an Employer, or as a limitation on the right of the Company or an Employer to discharge any of its Employees with or without cause. Specifically, designation as an Employee does not create any rights, and no rights are created under the Plan, with respect to continued or future employment or conditions of employment.

         SECTION 9.4 MINOR OR INCOMPETENT. If the Committee determines that any Participant or Beneficiary entitled to payments under the Plan is a minor or incompetent by reason of physical or mental disability, it may, in its sole discretion, cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Company, the Employers, the Plan, the Board, and the Committee from all further obligation with respect to benefits under the Plan.

         SECTION 9.5 UNCLAIMED AMOUNTS. If any distribution to be made hereunder remains unclaimed for a period of two (2) years, no further interest shall accrue to or for the account of a Participant or Beneficiary on the amount of such distribution.

         SECTION 9.6 PAYEE UNKNOWN. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made in good faith shall fully discharge the Committee, the Company, the Employers, and the Board from all further obligations with respect to that payment.

         SECTION 9.7 ILLEGAL OR INVALID PROVISION. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

         SECTION 9.8 GOVERNING LAW AND HEADINGS. The provisions of the Plan shall be construed, administered, and governed in accordance with the laws of the Commonwealth of Pennsylvania, including its statute of limitations provisions, to the extent such laws are not preempted by ERISA or other applicable Federal law. Titles of Articles and Sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

         SECTION 9.9 LIABILITY LIMITATION. No liability shall attach to or be incurred by any member of the Committee or any other officer or director of the Company or an Employer under or by reason of the terms, conditions, and provisions contained in the Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the receipt of benefits hereunder, such liability, if any, is expressly waived and released by the Participant and by any and all persons claiming under or through the Participant or any other person. Such waiver and release shall be conclusively evidenced by any act of participation in or the acceptance of benefits under the Plan.

         SECTION 9.10 NOTICES. Any notice to the Committee, the Company, or an Employer which shall be or may be given under the Plan shall be in writing and shall be sent by registered or certified mail to the Plan Administrator. Notice to a Participant shall be sent to the address shown on the Company's or the Employer's records. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

         SECTION 9.11 ENTIRE AGREEMENT. Except as may be provided in an individual severance agreement between the Company or other Employer and a Participant, this Plan document shall constitute the entire agreement between the Company or other Employer and the Participant with respect to the benefits promised hereunder and no other agreements, representations, oral or otherwise, express or implied, with respect to such benefits shall be binding on the Company or other Employer.

         SECTION 9.12 BINDING EFFECT. All obligations for amounts not yet paid under the Plan shall survive any merger, consolidation, or sale of substantially all of the Company's or an Employer's assets to any entity, and be the liability of the successor to the merger or consolidation or purchaser of assets.

         IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused the Plan to be adopted and approved by the execution of its duly authorized officers as of the day of , 2002.

                                                AIR PRODUCTS AND CHEMICALS, INC.

                                                By:
                                                Vice President-Human Resources